Exhibit 99.3


UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of Eaton Laboratories, Inc., ("ETLB") and Pinoak, Inc ("PINOAK") gives effect to the merger between ETLB and PINOAK under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These Pro Forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of ETLB would actually have been if the merger had in fact occurred on December 31, 2005 nor do they purport to project the results of operations or financial position of ETLB for any future period or as of any date, respectively. The acquisition of PINOAK by ETLB has been accounted for as a reverse acquisition under the purchase method for business combinations.
The combination of the two companies is recorded as a recapitalization of ETLB pursuant to which ETLB is treated as the continuing entity.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between ETLB and PINOAK.

You should read the financial information in this section along with ETLB's and PINOAK's historical financial statements and accompanying notes in prior Securities and Exchange Commission filings.


                                      F-1b

Eaton Laboratories, Inc.
Unaudited Pro Forma Combined Balance Sheet
December 31, 2005


                          ETLB, Inc     PINOAK, Inc.                 Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Assets

Current assets:
 Cash and equivalents  $          248  $          370  $         -  $     618
                       --------------  --------------  -----------  ---------
   Total current assets           248                            -        618
                       --------------  --------------  -----------  ---------
                       $          248  $          370  $         -  $     618
                       ==============  ==============  ===========  =========

Liabilities and Stockholders' Equity
Current liabilities:            5,000               -             -         -
                       --------------  --------------  -----------  ---------
  Total current
   liabilities                  5,000               -            -          -
                       --------------  --------------  -----------  ---------
Stockholders' (Deficit):
Preferred stock,
 $0.001 par value, 5,000,000
 shares authorized, zero
 shares issued and
  outstanding                       -               -            -          -
Common stock, $0.001
  par value, 80,000,000
  shares authorized,
  13,051,012 shares issued
  and outstanding              11,051           2,000            -     13,051
 Additional paid-in
  capital                     386,448           2,820            -    389,268
 (Deficit) accumulated
 during development stage    (402,251)         (4,450)           -   (406,701)
                       --------------  --------------  -----------  ---------
                               (4,752)            370            -     (4,382)
                       --------------  --------------  -----------  ---------
                       $          248  $          370  $         -  $     618
                       ==============  ==============  ===========  =========


  The accompanying notes are an integral part of these financial statements.

                                     F-2b

Eaton Laboratories, Inc.
Unaudited Pro Forma Combined Statements of Operations
For Period Ending December 31, 2005


                            ETLB        PINOAK, Inc.                Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Revenue                  $         -   $            -  $         -  $       -
Expenses:
  General and
    administrative expenses      120              152            -        272
                             ------------------------------------------------
    Total expenses               120              152            -        272
                             ------------------------------------------------

Net income (loss)          $     (120)           (152)            -      (272)
                         =============  ==============  ===========  =========
 Weighted average number
 of common shares
 outstanding              11,051,012        2,000,000*           -  13,051,012
                         ============  ==============  ===========  ==========

Net loss per share       $     (0.00)  $       (0.00)  $        -   $    (0.00)
                         ============  ==============  ===========  ==========

*2,000,000 shares to be cancelled upon reverse acquisition.



  The accompanying notes are an integral part of these financial statements.


                                      F-3b

                                     Notes

Note 1

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of Eaton Laboratories, Inc. pursuant to which Eaton Laboratories, Inc. is treated as the continuing entity.

The following share transactions occurred: Cancellation of 2,000,000 shares of Pinoak by Rick Jesky, the controlling shareholder of Pinoak.

Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of Eaton Laboratories that would affect the pro forma statement of operations.





                                     F-4b